UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – October 30, 2004

(Date of earliest event reported)

HOLLYWOOD CASINO SHREVEPORT

SHREVEPORT CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Louisiana	333-88679	72-1225563
Louisiana		75-2830167
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification
Number)

5601 Bridge Street, Suite 300, Fort Worth, Texas		76112-2355
(Address of principal executive offices)		(Zip Code)

Area Code (817) 492-7065
(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.03                                             Bankruptcy or Receivership.

On October 30, 2004, the United States Bankruptcy Court for the Western District of Louisiana (the “Bankruptcy Court”) entered an order for relief in the involuntary bankruptcy petition for relief under chapter 11 of the U.S. Bankruptcy Code (“Chapter 11”) filed against Hollywood Casino Shreveport (“HCS”) by certain creditors of HCS (Case No. 04-13259).  HCS will continue to manage its assets and business as a “debtor in possession” subject to the powers and supervision of the Bankruptcy Court pursuant to Chapter 11.  In addition, on October 30, 2004, HCS I, Inc. and HCS II, Inc., the general partners of Hollywood Casino Shreveport, HWCC-Louisiana, Inc., the parent company of both HCS I, Inc. and HCS II, Inc., and Shreveport Capital Corporation commenced voluntary cases under Chapter 11 in the Bankruptcy Court, which cases are pending.

HCS I, Inc., the managing general partner of HCS, issued a press release on November 2, 2004 announcing the order for relief and the commencement of the voluntary cases.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

9.01                                                                        Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.	Description

99.1	Press Release issued November 2, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 3, 2004		Hollywood Casino Shreveport
	By:	HCS I, Inc., its Managing General Partner

	By:	/s/John C. Hull
John C. Hull
Chairman of the Board, Chief Executive
Officer and President

Dated: November 3, 2004		Shreveport Capital Corporation

	By:	/s/John C. Hull
John C. Hull
Chairman of the Board, Chief Executive
Officer and President

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued November 2, 2004